EXHIBIT 4.13.3
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SUPPLEMENT NO. 3 (this “Supplement”) dated as of May 4, 2010 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a corporation organized under the laws of the state of Delaware (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Holdings from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
     A. Reference is made to (a) the Credit Agreement dated as of November 5, 2009 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto, (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “Indenture

Trustee”), principal paying agent, transfer agent and registrar and (c) the First Lien Intercreditor Agreement dated as of November 5, 2009 (as amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents. Section 5.16 of the Collateral Agreement provides that additional U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned U.S. Subsidiary (the “New U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
     Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:
     SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
     SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information, with respect to such New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New U.S. Subsidiary and its jurisdiction of organization.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
     SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.
     SECTION 10. The New U.S. Subsidiary is a corporation duly incorporated under the law of Delaware.

     IN WITNESS WHEREOF, the New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

EVERGREEN PACKAGING INC.,

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary
Address: 5350 Poplar Avenue, Suite 600, Memphis, Tennessee 38119
Legal Name: Evergreen Packaging Inc.
Jurisdiction of Formation: Delaware

THE BANK OF NEW YORK MELLON, as Collateral Agent,

By
/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 1
Names

Change in Identity or
	Other Legal Names	Corporate Structure Within
Grantor’s Exact Legal Name	(including date of change)	the Past 5 years
Evergreen Packaging Inc.	None	None

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 2(a)
Jurisdictions and Locations

Organizational
			Identification	Chief Executive Office or
	Jurisdiction of	Form of	Number	Registered Office Address
Grantor	Organization	Organization	(if any)	(including county)
Evergreen Packaging Inc.	Delaware	Corporation	4257777	5350 Poplar Avenue, Suite 600, Memphis, Tennessee 38119 (Shelby County, Tennessee)

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 2(b)
Location of Other Persons that Possess Collateral

Names and Addresses of Other Persons
that Possess any Collateral (including
Grantor	county)
Evergreen Packaging Inc.	West Logistics Inc.
220 North Hoover Road
Durham, NC 27703
(Durham County)

Evergreen Packaging Inc.	Wagner Industries, Inc.
4104 Emmett Sanders Road
Pine Bluff, AR 71601
(Jefferson County)

Evergreen Packaging Inc.	Wagner Industries, Inc.
1600 East Gregory
North Little Rock, AR 72114
(Pulaski County)

Evergreen Packaging Inc.	Little Rock Distribution, LLC
Hotfoot Group
4300 West 65th Street
Little Rock, AR 72209
(Pulaski County)

Evergreen Packaging Inc.	Mallory Alexander International Logistics
Mendenhall Distribution Center
3834 S. Mendenhall Road
Memphis, TN 38141
(Shelby County)

Evergreen Packaging Inc.	Paper Tigers in Camden
2105 Adams Avenue
Camden, AR 71701
(Ouachita County)

Evergreen Packaging Inc.	APG
1898 East Grand Avenue
Hot Springs, AR 71901
(Garland County)

Evergreen Packaging Inc.	Bayshore
1300 McCabe Road
La Porte, TX 77571
(Harris County)

Evergreen Packaging Inc.	Knox Nelson
1801 West 5th Street
Pine Bluff, AR 71601
(Jefferson County)

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s Office
Evergreen Packaging Inc.	Delaware Secretary of State Department of Corporations Uniform Commercial Code Division 401 Federal Street Dover, DE 19901

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 6
Stock Ownership and Other Equity Interests

		Certificate	Number of	Percentage of
Grantor	Issuer	Number	Equity Interests	Ownership
Evergreen Packaging Inc.	Evergreen Packaging USA Inc.	C-13	1,642 (Common Stock)	100%

Evergreen Packaging Inc.	Blue Ridge Holding Corp.	247	100 (Common Stock)	100%

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 7
Debt Instruments

Grantor	Creditor	Debtor	Type	Amount
None

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 8
Mortgaged Property and Mortgage Filings

	Exact Name of	Exact Name of
Mortgaged Property	Owner	Record Owner	Property Address	Filing Office
Pine Bluff, AR	Evergreen Packaging Inc.	Evergreen Packaging Inc.	5201 Fairfield Road Pine Bluff, AR	Circuit Clerk of Jefferson County, Arkansas

Plant City, FL	Evergreen Packaging Inc.	Evergreen Packaging Inc.	2104 Henderson Way Plant City, FL	Clerk of the Circuit Court of Hillsborough County, Florida

Turlock, CA	Evergreen Packaging Inc.	Evergreen Packaging Inc.	1500 West Main Street Turlock, CA	Stanislaus County Recorder’s Office

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 9(a)
Intellectual Property
Copyrights and Copyright Applications
COPYRIGHTS OWNED BY EVERGREEN PACKAGING INC.
U.S. Copyright Registrations
None
Pending U.S. Copyright Applications for Registration
None
Non-U.S. Copyright Registrations
None
Non-U.S. Pending Copyright Applications for Registration
None

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 9(b)
Intellectual Property
Patents and Patent Applications
PATENTS OWNED BY EVERGREEN PACKAGING INC.
U.S. Patents

Title	Type	Serial No.	Patent No.
GABLE TOP CARTON WRAPPER	UTL	07/691,249	5,060,804
POUR SPOUT CONSTRUCTION AND METHOD	UTL	07/693,197	5,110,040
POUR SPOUT CONSTRUCTION	UTL	07/551,818	5,152,438
BAG LINED CARTON WITH POUR SPOUT	UTL	07/646,897	5,156,295
MODULAR TRACK SECTION FOR AN ENDLESS CONVEYOR	UTL	07/799,256	5,178,263
MULTIPLE BARB PICK	UTL	07/763,721	5,181,444
CARTON BOTTOM SEALER	UTL	08/215,173	5,482,204
CARTON BOTTOM SEALING DIES	UTL	08/541,943	5,588,943
CONTAINER FABRICATION METHOD	UTL	08/747,774	5,683,339
HEAT-SEALS ABILITY OF POLYOLEFINS	UTL	08/686,892	5,693,373
CONTAINER FIXANT APPLICATOR AND METHOD FOR PRODUCTION AND APPLICATION THEREFOR	UTL	08/591,815	5,711,475
NON-FOIL POLYMER COATED CARTONS FOR PACKAGING FOOD AND NON-FOOD PRODUCTS	UTL	08/527,620	5,712,006
METHOD FOR FITTING A DEVICE FOR THE OPENING AND CLOSING OF A PACK	UTL	08/816,031	5,778,637
PAPERBOARD CARTONS HAVING PROTECTED BOARD RAW EDGES SURFACES AND METHOD OF MANUFACTURE	UTL	08/842,539	5,810,243
METHOD FOR PRODUCTION AND APPLICATION OF A CONTAINER FIXANT APPLICATOR THEREFOR	UTL	09/007,358	5,916,080
ASEPTIC BRICK PACKAGE SPOUT	UTL	08/868,818	5,960,992
METHOD FOR PREVENTING BULGE OF LIQUID PACKAGING	UTL	09/131,749	5,975,158
EXTENDED LONG LIFE JUICE CARTON STRUCTURE AND METHOD OF CONSTRUCTION	UTL	09/010,832	6,110,548

Schedule I to
Supplement No. 3 to the
Collateral Agreement

Title	Type	Serial No.	Patent No.
CONTAINER FOR THE SELECTIVE SCAVENGING OF CITRUS JUICE COMPONENTS	UTL	09/301,013	6,169,044
PRESSURE PAD HAVING SCULPTED QUADRANTAL REGIONS	UTL	09/421,809	6,315,705
DEVICE FOR OPENING AND CLOSING A PACKAGE	UTL	09/781,781	6,354,467
CLAY-FILLED POLYMER BARRIER MATERIALS FOR FOOD PACKAGING APPLICATIONS	UTL	09/022,825	6,358,576
EASY OPENING POUR SPOUT	UTL	09/353,256	6,390,342
POLYOLEFIN TIE MATERIAL FREE BARRIER CARTON WITH POLYETHYLENE TEREPHTHALATE PRODUCT CONTACT LAYER	UTL	09/321,880	6,534,139
CONTAINER PATCH AND METHOD OF FORMATION	UTL	09/851,253	6,579,390
MULTILAYER PAPERBOARD PACKAGING STRUCTURE INCLUDING POLYOLEFIN POLYAMIDE BLEND LAYER	UTL	09/918,521	6,582,808
METHOD OF CLOSING THE BOTTOM OF A CONTAINER	UTL	09/798,597	6,599,225
ADJUSTABLE CARTON STOP	UTL	09/977,614	6,609,355
CARTON BOTTOM FORMING METHOD AND APPARATUS	UTL	09/689,193	6,626,810
SEAL FOR CLEAN-IN-PLACE ENCLOSURE FOR A PACKAGING MACHINE	UTL	09/977,412	6,637,749
METHOD AND APPARATUS FOR CLOSING OPEN END OF CARTON BLANK	UTL	09/977,436	6,669,614
PROCESS FOR ACTIVATING OXYGEN SCAVENGER COMPONENTS DURING GABLE TOP CARTON FILLING PROCESS	UTL	09/919,952	6,689,314
METHOD AND APPARATUS FOR CLOSING OPEN END OF CARTON BLANK	UTL	10/686,761	6,837,029
APPARATUS FOR FORMING A BOTTOM CLOSURE FOR A CONTAINER	UTL	10/444,170	6,881,180

Schedule I to
Supplement No. 3 to the
Collateral Agreement

Title	Type	Serial No.	Patent No.
CARTON BOTTOM FORMING METHOD AND APPARATUS	UTL	10/657,662	6,887,191
HANDLED CONTAINER	UTL	10/608,165	6,918,533
BARRIER LAMINATE STRUCTURE FOR PACKAGING BEVERAGES	UTL	10/428,147	7,229,678
CONTAINER GUIDE FOR A CONTAINER FILLING APPARATUS	UTL	11/059,233	7,237,580
PRESSURE PAD FOR CLOSING BOTTOM OF CARTON	UTL	11/363,879	7,326,163
CARTON BOTTOM SEALER APPARATUS AND METHOD	UTL	11/302,760	7,377,891
CARTON TOP SEALER APPARATUS AND METHOD	UTL	11/302,841	7,392,639
RUPTURABLE OPENING FOR SEALED CONTAINER	UTL	10/892,961	7,556,191
FLUID DISCHARGE NOZZLE	UTL	11/109,520	7,594,616
LIFTING DEVICE FOR A VACUUM TRANSFER SYSTEM	UTL	11/831,266	7,631,912
ENCLOSED CARTON MAGAZINE ASSEMBLY	UTL	11/304,832	7,665,727
PAPERBOARD BOTTLE	DES	29/164,474	D475,630
PAPERBOARD BOTTLE WITH ARCED HANDLE	DES	29/175,656	D483,272
PAPERBOARD BOTTLE	DES	29/175,655	D503,343
HANDLED CONTAINER	DES	29/185,430	D513,991
CARTON	DES	29/302,670	D578,389
CARTON	DES	29/324,065	D589,791
CARTON	DES	29/334,041	D596,027
CARTON	DES	29/306,589	D601,016
NON-FOIL COMPOSITE STRUCTURES FOR PACKAGING JUICE	UTL	07/434,636	RE33,376
U.S. Patent Applications

Title	Type	Serial No.
CONTAINER FITMENT HAVING ELLIPSOIDAL OPENING	UTL	10/804,933
CONTAINER FILLING APPARATUS INCLUDING CLEANING SYSTEM	UTL	11/302,828
NON-FOIL BARRIER LAMINATES	UTL	10/288,841
Non-U.S. Patents
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Non-U.S. Patent Applications
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 9(c)
Intellectual Property
Trademarks and Trademark Applications
TRADEMARK/TRADE NAMES OWNED BY EVERGREEN PACKAGING INC.
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
EXTENDED SHELF LIFE and Design	10/27/1987	1,462,791
ESL	11/24/1987	1,466,316
BARRIER PAK and Design	9/12/1989	1,555,729
SPOUT-PAK and Design	9/22/1992	1,717,981
ECO-PAK	1/11/1994	1,815,846
EVERGREEN	2/28/1995	1,880,374
ESL EXTENDED SHELF LIFE	10/17/1995	1,927,456
ESL	10/17/1995	1,927,460
ELL	10/24/1995	1,929,399
ELL EXTENDED LONG LIFE	12/5/1995	1,939,346
EXTENDED SHELF LIFE	11/19/1996	2,016,736
EXTENDED LONG LIFE	1/7/1997	2,028,125
TRU-TASTE MAXX	2/21/2006	3,060,969
TRU-TASTE	7/17/2007	3,265,982
EVERGREEN PACKAGING	7/8/2008	3,463,593
EVERGREEN PACKAGING	7/8/2008	3,463,594
EVERGREEN PACKAGING	8/12/2008	3,485,867
TRUSPEC	8/19/2008	3,490,564
RUN TIME	10/20/2009	3,700,249
U.S. Trademark Applications

Mark	Filing Date	Application No.
EVERGREEN PACKAGING	5/1/2007	77/170,338*
4EVERGREEN and Design	5/9/2008	77/469,994*
SLENDAPAK	12/16/2008	77/633,709*
SINGLESIP	2/25/2009	77/678,057*
EVERGREEN PACKAGING and Design	10/19/2009	77/852,080
EVERGREEN PACKAGING and Design	10/19/2009	77/852,084*

*	Filed on an “intent-to-use” basis pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051.

Schedule I to
Supplement No. 3 to the
Collateral Agreement

Mark	Filing Date	Application No.
EVERGREEN PACKAGING and Design	10/19/2009	77/852,088
EVERGREEN PACKAGING and Design	10/19/2009	77/852,092
State Trademark Registrations
None.
Non-U.S. Trademark Registrations

Country	Mark	Reg. Date	Reg. No.
Australia	4EVERGREEN and Design	12/9/2008	1276944
Canada	EVERGREEN-WRAP Stylized	1/24/1997	TMA469,692
Canada	EVERGREEN PACKAGING INC. TORONTO CANADA and Design	2/4/1997	TMA470,419
Community Trademark	4EVERGREEN and Design	10/7/2009	007537939
Community Trademark	EVERGREEN PACKAGING	9/11/2008	006366017
Community Trademark	Hexagon Design	6/10/2009	006366595
El Salvador	Hexagon Design	7/11/2008	29 Bk-110
El Salvador	EVERGREEN PACKAGING	3/26/2008	75 Bk-103
El Salvador	Hexagon Design	5/5/2008	79 Bk-105
El Salvador	EVERGREEN PACKAGING	6/3/2008	144 Bk-107
El Salvador	Hexagon Design	6/11/2008	144 Bk-108
El Salvador	EVERGREEN PACKAGING	6/5/2008	219 Bk-107
El Salvador	Hexagon Design	4/7/2008	235 Bk-103
El Salvador	EVERGREEN PACKAGING	4/4/2008	237 BK-103
Israel	Hexagon Design	3/8/2009	204541
Israel	Hexagon Design	3/8/2009	204542
Japan	4EVERGREEN and Design	1/20/2009	2009-3070
Japan	EVERGREEN PACKAGING	2/20/2009	5205197
Japan	EVERGREEN PACKAGING	4/25/2008	5132023

Schedule I to
Supplement No. 3 to the
Collateral Agreement

Country	Mark	Reg. Date	Reg. No.
Mexico	4EVERGREEN and Design	5/14/2009	1099666
Mexico	4EVERGREEN and Design	5/20/2009	1100794
Mexico	EVERGREEN PACKAGING	3/10/2008	1029466
Mexico	Hexagon Design	3/10/2008	1029465
Mexico	Hexagon Design	3/12/2008	1029775
Mexico	EVERGREEN PACKAGING	4/2/2009	1092839
Mexico	Hexagon Design	8/17/2009	1115628
Morocco	EVERGREEN PACKAGING	10/23/2007	113548
Morocco	Hexagon Design	3/25/2008	113549
New Zealand	4EVERGREEN and Design	7/9/2009	800137
Saudi Arabia	EVERGREEN PACKAGING	6/22/2009	1078/11
Saudi Arabia	EVERGREEN PACKAGING	6/22/2009	1078/12
Saudi Arabia	EVERGREEN PACKAGING	6/22/2009	1078/13
Saudi Arabia	EVERGREEN PACKAGING	6/22/2009	1078/14
South Korea	EVERGREEN PACKAGING	9/8/2008	45-24555
South Korea	Hexagon Design	1/14/2009	45-26122
Taiwan	4EVERGREEN and Design	10/1/2009	1380909
Taiwan	EVERGREEN PACKAGING	2/1/2009	01348993
Non-U.S. Trademark Applications

Country	Mark	Application Date	Application No.
Belize	SINGLESIP	8/26/2009	n/a
Brazil	4EVERGREEN and Design	1/23/2009	830170383
Canada	Hexagon Design	10/30/2007	1,369,845
Canada	EVERGREEN PACKAGING	10/30/2007	1,369,847
Canada	4EVERGREEN and Design	1/19/2009	1,424,914
Canada	RUN TIME	6/3/2009	1,440,224

Schedule I to
Supplement No. 3 to the
Collateral Agreement

Country	Mark	Application Date	Application No.
Canada	SLENDAPAK	6/9/2009	1,440,861
Canada	SINGLESIP	8/13/2009	1,448,140
China P.R.	4EVERGREEN and Design	2/3/2009	7187204
China P.R.	EVERGREEN PACKAGING	11/27/2009	n/a1
China P.R.	EVERGREEN PACKAGING	11/27/2009	n/a2
China P.R.	EVERGREEN PACKAGING	11/27/2009	n/a3
China P.R.	EVERGREEN PACKAGING	11/27/2009	n/a4
China P.R.	Hexagon Design	10/29/2007	6348433
China P.R.	Hexagon Design	10/29/2007	6348434
China P.R.	Hexagon Design	10/29/2007	6348435
China P.R.	Hexagon Design	10/29/2007	6348436
China P.R.	SINGLESIP	8/7/2009	n/a
Community Trademark	SINGLESIP	8/13/2009	008490691
Costa Rica	SINGLESIP	8/25/2009	2009-7512
El Salvador	4EVERGREEN and Design	3/6/2009	E91941-2009
El Salvador	4EVERGREEN and Design	3/6/2009	E91942-2009
El Salvador	SINGLESIP	8/12/2009	E-95227-2009
Guatemala	SINGLESIP	8/24/2009	2009-005568
Honduras	SINGLESIP	8/26/2009	n/a
India	4EVERGREEN and Design	1/23/2009	1777641
Israel	4EVERGREEN and Design	1/25/2009	218118
Japan	EVERGREEN PACKAGING	7/15/2008	2008-057811
Mexico	EVERGREEN PACKAGING	10/31/2007	893226
Mexico	EVERGREEN PACKAGING	10/31/2007	893228
Mexico	SINGLESIP	8/26/2009	1029545
Nicaragua	SINGLESIP	9/11/2009	2009-02499
Panama	4EVERGREEN and Design	3/12/2009	179650
Panama	SINGLESIP	8/24/2009	183719
South Korea	SINGLESIP	8/24/2009	40-2009-00040652
South Korea	4EVERGREEN and Design	2/6/2009	41-2009-0002222
United Arab Emirates	EVERGREEN PACKAGING	10/29/2007	101749

Schedule I to
Supplement No. 3 to the
Collateral Agreement

Country	Mark	Application Date	Application No.
United Arab Emirates	Hexagon Design	10/29/2007	101750
Venezuela	4EVERGREEN and Design	7/6/2009	10660-2009
Venezuela	Hexagon Design	10/19/2007	25210/2007
Venezuela	EVERGREEN PACKAGING	10/19/2007	25211/2007
Venezuela	EVERGREEN PACKAGING	10/19/2007	25212/2007
Venezuela	EVERGREEN PACKAGING	10/19/2007	25213/2007
Venezuela	EVERGREEN PACKAGING	10/19/2007	25214/2007
Venezuela	Hexagon Design	10/19/2007	25215/2007
Venezuela	Hexagon Design	10/19/2007	25216/2007
Venezuela	Hexagon Design	10/19/2007	25217/2007
Trade Names
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
LICENSES
I. Licenses/Sublicenses of Evergreen Packaging Inc. as Licensor/Sublicensor on Date Hereof
A. Copyrights
None.
Non-U.S. Copyrights
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
B. Patents
U.S. Patents
None.
U.S. Patent Applications
None.
Non-U.S. Patents
None.
Non-U.S. Patent Applications
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
C. Trademarks
U.S. Trademarks
None.
U.S. Trademark Applications
None.
Non-U.S. Trademarks
None.
Non-U.S. Trademark Applications
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
D. Others
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
II.	Licenses/Sublicenses of Evergreen Packaging Inc. as Licensee/Sublicensee on Date Hereof

A.	Copyrights
U.S. Copyrights
None.
Non-U.S. Copyrights
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
B. Patents
U.S. Patents
None.
U.S. Patent Applications
None.
Non-U.S. Patents
None.
Non-U.S. Patent Applications
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
U.S. Trademarks
None.
U.S. Trademark Applications
None.
Non-U.S. Trademarks
None.
Non-U.S. Trademark Applications
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
D. Others
None.

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 10
Commercial Tort Claims

Grantor/Plaintiff	Defendant	Description
None

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 11
Deposit Accounts

Depositary Institution
Grantor	(including address)	Type of Account	Account Number
Evergreen Packaging Inc.	Bank of America	Master Account	[ ]
901 Main Street, 10th Flr,
Dallas, TX 75202

Evergreen Packaging Inc.	Bank of America	Accounts Payable	[ ]
901 Main Street, 10th Flr,
Dallas, TX 75202

Evergreen Packaging Inc.	Bank of America	Turlock Facility	[ ]
901 Main Street, 10th Flr,
Dallas, TX 75202

Evergreen Packaging Inc.	PNC Bank	Lockbox	[ ]
2 Tower Center Blvd, 23rd Flr
East Brunswick, NJ 08816

Schedule I to
Supplement No. 3 to the
Collateral Agreement
Schedule 12
Securities Accounts

Intermediary Institution
Grantor	(including address)	Type of Account	Account Number
None